Exhibit 10.14

NTELOS HOLDINGS CORP.

$135,000,000

Floating Rate Senior Notes due 2013

Purchase Agreement

October 12, 2005

BEAR, STEARNS & CO. INC.

LEHMAN BROTHERS INC.

UBS SECURITIES LLC

NTELOS HOLDINGS CORP.

$135,000,000

Floating Rate Senior Notes due 2013

PURCHASE AGREEMENT

October 12, 2005

New York, New York

BEAR, STEARNS & CO. INC.

LEHMAN BROTHERS INC.

UBS SECURITIES LLC

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies & Gentlemen:

NTELOS Holdings Corp., a Delaware corporation (the “Company”), proposes to issue and sell to Bear, Stearns & Co. Inc. (“Bear Stearns”), Lehman Brothers Inc. and UBS Securities LLC (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”) $135,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2013 (the “Initial Notes”), subject to the terms and conditions set forth herein.

1. The Transactions. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $135,000,000 in aggregate principal amount of the Initial Notes. The Initial Notes and the Exchange Notes (as defined below), if any, issued in exchange thereof and additional notes issued as interest on the Initial Notes or the Exchange Notes (the “PIK Notes”), if any, are collectively referred to herein as the “Notes.” The Notes will (i) have the terms and provisions that are described in the Offering Memorandum (as defined below) under the heading “Description of Notes” and such other terms as are customary and (ii) be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The Initial Purchasers and other holders (including the direct and indirect transferees of the Initial Notes) of the Initial Notes will be entitled to the benefits of the exchange and registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), between the Company and the Initial Purchasers, in the form attached hereto as Exhibit A, for so long as such Initial Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree, among other things, (i) to file upon the occurrence of a Registrable Event (as defined in the Registration Rights Agreement) (A) a registration statement (the “Registration Statement”) on the appropriate form with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Act”), registering the sale of an issue of a series of senior notes (the “Exchange Notes”) identical in all material respects to the Initial Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) to be offered in exchange for the Initial Notes (the “Exchange Offer”) and (B) under certain circumstances specified in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”), and (ii) to use its commercially reasonable efforts to cause any such Registration Statement to be declared effective.

The sale of the Initial Notes to the Initial Purchasers (the “Offering”) will be made without registration under the Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated October 7, 2005 (the “Preliminary Offering Memorandum”), and a final offering memorandum, dated the date hereof (the “Offering Memorandum”), each setting forth information regarding the Company and its subsidiaries, the Notes, the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below), and any material developments relating to the Company and its subsidiaries occurring after the date of the most recent financial statements included therein. Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto.

The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

The Company understands that the Initial Purchasers propose to make an offering of the Initial Notes (the “Exempt Resales”) only on the terms and in the manner set forth in the Offering Memorandum, as amended or supplemented, and Sections 4, 5 and 12 hereof as soon as practicable after this Agreement has been executed and delivered, and as, in the judgment of the Initial Purchasers, is advisable, solely to (i) persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers (“QIBs”) as defined in Rule 144A under the Act, as such rule may be amended from time to time (“Rule 144A”), in transactions under Rule 144A, and (ii) in transactions outside the United States to certain persons in reliance on Regulation S (“Regulation S”) under the Act (each, a “Reg S Investor”). The QIBs and the Reg S Investors are collectively referred to herein as the “Eligible Purchasers.” The Initial Purchasers will offer the Initial Notes to such Eligible Purchasers initially at a price equal to 99% of the principal amount thereof. Such price may be changed at any time without notice.

This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the “Offering Documents.” Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

2. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchasers that:

(a) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum, as of its date and as of the Closing Date, does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. The Offering Memorandum and any amendment or supplement thereto complied or will comply in all material respects with subsection (d)(4) of Rule 144A.

(b) The Preliminary Offering Memorandum and the Offering Memorandum have been or will be prepared by the Company for use by the Initial Purchasers in connection with the Offering. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(c) Subsequent to the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any subsidiary from that set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries taken as a whole; (ii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents.

(d) Since the date of the latest balance sheet included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor any subsidiary has incurred or undertaken any liability or obligation, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transaction, including any acquisition or disposition of any business or asset, which is material to the Company and its subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(e) Each of the Company and each of its subsidiaries has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and each of its subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), and to own, lease and operate its respective properties.

(f) Each of the Company and each of its subsidiaries is duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business requires such qualification, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on (A) the properties, business, results of operations, condition (financial or otherwise), stockholders’ equity, properties or prospects of the Company and its subsidiaries taken as a whole; (B) the long-term debt or capital stock of the Company or any of its subsidiaries; (C) the issuance or marketability of the Notes or (D) the validity of this Agreement or any other Offering Document or the transactions described in the Offering Memorandum under the caption “Use of Proceeds” (any such effect being a “Material Adverse Effect”).

(g) The subsidiaries listed on Exhibit B are the only subsidiaries of the Company within the meaning of Rule 405 under the Act. Except for these subsidiaries, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company (except in the case of Valley Network Partnership, Virginia Independent Telephone Alliance and Virginia PCS Alliance, L.C.), free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except for any such security interest, claim, lien, limitation on voting rights or encumbrance pursuant to the first and second lien Credit Facilities, dated as of February 24, 2005, by and among NTELOS Inc., the guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Credit Facilities”).

(h) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), neither the Company nor any of its subsidiaries has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in, the Company or its subsidiaries (any “Relevant Security”).

(i) When the Initial Notes are issued and delivered pursuant to this Agreement, no securities of the Company or any subsidiary are (i) of the same class (within the meaning of Rule 144A under the Act) as the Initial Notes and (ii) listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”); or quoted in a United States automated inter-dealer quotation system.

(j) The Company has the required corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Offering Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein.

(k) The Initial Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms hereof and thereof, will have been duly and validly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) ((i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”). The Initial Notes will conform at the Closing Date in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum). At the Closing Date, the Initial Notes will be substantially in the form contemplated by the Indenture.

(l) The PIK Notes have been duly and validly authorized by the Company for issuance and, when issued and authenticated by the Trustee in accordance with the terms of the Indenture and when delivered in payment of interest on the Initial Notes or Exchange Notes in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The PIK Notes will conform in all material respects to the description thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(m) The Exchange Notes have been duly and validly authorized by the Company for issuance and, when issued and executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and when delivered in accordance with the terms of the Exchange Offer, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Exchange Notes will conform in all material respects to the description thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(n) The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture so qualified, and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Indenture conforms in all material respects to the description thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(o) The Registration Rights Agreement has been duly and validly authorized by the Company and when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions. The Registration Rights Agreement conforms in all material respects to the description thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(p) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) in default under, and no event has occurred which, with notice or lapse of time or both or otherwise, would constitute a default under, or result in the creation or imposition of any Lien upon, any of its property or assets pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees, the Federal Communications Act of 1934, as amended (the “Communications Act”), rules or regulations of the Federal Communications Commission (“FCC”), applicable state public utility and telecommunications regulations and the rules and regulations of state public utilities commissions in which the Company and its subsidiaries conducts business), foreign or domestic, except (in the case clauses (ii) and (iii) above) defaults or violations that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(r) None of (i) the execution, delivery, and performance by the Company of this Agreement and consummation of the transactions contemplated by the Offering Documents, (ii) the issuance and sale of the Notes, any issuance of PIK Notes and the issuance of the Exchange Notes, or (iii) consummation by the Company of the transactions described in the

Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) under the caption “Use of Proceeds,” (A) violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any properties or assets of the Company or any of its subsidiaries or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to (1) any provision of the certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational document of the Company or any of its subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiary or their respective properties, operations or assets is or may be bound, (3) or any statute, law, ordinance, rule or regulation (including, without limitation, the Communications Act, the rules and regulations of the FCC, applicable state public utility and telecommunications regulations and the rules and regulations of state public utilities commissions in which the Company or any of its subsidiaries conducts business) applicable to the Company or any of its subsidiaries or any of their properties or assets or (4) any directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body (including, without limitation, the FCC and state public utilities commissions in which the Company or any of its subsidiaries conducts business), domestic or foreign, except (in the case of clauses (2), (3) and (4) above) as could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(s) Each of the Company and its subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies, bodies or administrative agencies (including, without limitation, the FCC and state public utilities commissions in which the Company or any of its subsidiaries conducts business), and all third parties, foreign and domestic (collectively, the “Consents”), necessary to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), except where the failure to obtain such consents, approvals, authorizations, orders, registrations, qualifications and permits and to make such filings could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and each such Consent is valid and in full force and effect, and neither the Company nor any of its subsidiaries has received notice of any investigation or proceedings which, if decided adversely to the Company or any of its subsidiaries, could reasonably be expected to result in the revocation of, or imposition of a restriction on, any Consent that could reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

(t) No Consent is required for (i) the execution, delivery and performance by the Company of this Agreement or consummation of the Offering, the Exchange Offer and the other transactions contemplated by the Offering Documents or (ii) the issuance, sale and delivery of the Initial Notes (and any issuance of PIK Notes and the issuance of the Exchange Notes in connection with the Exchange Offer), except such Consents as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or blue sky laws and regulations) and that the Commission must declare the Registration Statement effective pursuant to the Registration Rights Agreement.

(u) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there is (i) no judicial, regulatory, arbitral or other legal or governmental action, suit, investigation or proceeding or other litigation or arbitration before or by any court, arbitrator or governmental agency, body or official (including, without limitation, the FCC and state public utilities commissions in which the Company or any of its subsidiaries conducts business), domestic or foreign, pending to which the Company or any of its subsidiaries is or may be a party or of which the business, property, operations or assets of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency (including, without limitation, the FCC and state public utilities commissions in which the Company or any of its subsidiaries conducts business) or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, property, operations or assets of the Company or any of its subsidiaries is or may be subject, that, (individually or in the aggregate), if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any of its subsidiaries could not reasonably be expected to have a Material Adverse Effect.

(v) There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Offering and the other transactions contemplated by the Offering Documents, including, without limitation, the Exchange Offer.

(w) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency (including, without limitation, the FCC and state public utilities commissions in which the Company or any of its subsidiaries conducts business) that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Initial Notes in any jurisdiction referred to in Section 2(e) hereof; and

every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(x) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown, or stoppage pending against the Company or any of its subsidiaries nor, to the knowledge of the Company, threatened against any of them, (iii) no labor disturbance by the employees of the Company or any of its subsidiaries or, to the knowledge of the Company, no such disturbance is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its respective, or any subsidiary’s, principal suppliers, manufacturers, customers or contractors that, in any such case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect, and (iv) no union representation question existing (to the knowledge of the Company) with respect to the employees of the Company of any of its subsidiaries. To the knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company. None of the Company or any of its subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws, except those violations that could not reasonably be expected to have a Material Adverse Effect.

(y) No non-exempt “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the rules, regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any of its subsidiaries would have any liability that could reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any of its subsidiaries would have any liability has been administered in compliance with applicable law, including (without limitation) ERISA and the Code, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect; the Company has not incurred and does not reasonably expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received an IRS determination letter that it is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. The sale of the Initial Notes to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Offering Memorandum under the caption “Notice to Investors.”

(z) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, which would be a violation by the Company or any of its subsidiaries of or give rise to any liability on the part of the Company or any of its subsidiaries under any applicable law, rule, regulation, order, judgment, decree or permit relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Law”), except where the storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect.

(aa) There is no alleged liability, or to the knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material (as defined) at any location, whether or not owned by the Company or such subsidiary, as the case may be, or (ii) any violation or alleged violation of any Environmental Law that could reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

(bb) [Intentionally omitted]

(cc) The Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). The Company and its subsidiaries have (i) good and marketable title in fee simple to all of real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except for Permitted

Liens (as defined in the Indenture) or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and its subsidiaries); (ii) peaceful and undisturbed possession of any real property and buildings held under lease or sublease by the Company and its subsidiaries and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder, (including, to the knowledge of the Company, defaults by the landlord) with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), except where the failure to obtain such Authorizations could not reasonably be expected to have a Material Adverse Effect; and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and the Company and each of its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except where the failure of such Authorizations to be valid and in full force and effect or where the failure to be in compliance with the terms and conditions of such Authorizations could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of its subsidiaries, except for such claims that could not reasonably be expected to have a Material Adverse Effect.

(dd) The Company and each of its subsidiaries (i) owns or possesses adequate right to use all patents, patent applications, patent rights, licenses, formulae, customer lists, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks, trade names, trademark registrations, service mark registrations, computer programs, technical data and information, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), except where the failure to own or possess such rights could not reasonably be expected to have a Material Adverse Effect and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, any such right of others and have not received any notice of any claim of conflict with any such rights of others, except for such conflicts that could not reasonably be expected to have a Material Adverse Effect (except for such right, or claimed right pursuant to the Credit Facilities). To the knowledge of the Company, all material technical information developed by and belonging to the Company or any of its subsidiaries, which has not been patented, has been kept confidential. Neither the Company nor any of its subsidiaries has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company and its subsidiaries other than those products and services described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). To the knowledge of the Company, there is no infringement by third parties of any Intellectual Property of the Company or any of its subsidiaries; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company are unaware of any other fact which would form a reasonable basis for any such claim, except for such actions, suits, proceedings or claims that could not reasonably be expected to have a Material Adverse Effect.

(ee) Each of the Company and its subsidiaries has timely filed (including in accordance with applicable extensions) all material tax returns required to be filed by it and has paid or made provision (to the extent required by accounting principles generally accepted in the United States (“GAAP”)) for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes that the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), no material deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ federal, state, local or foreign taxes is pending or, to the knowledge of the Company, threatened. Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), there are no material proposed additional tax assessments against the Company or any of its subsidiaries, or the assets or property of the Company or any of its subsidiaries. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate (in accordance with GAAP) to meet any assessments and related liabilities for any such period and, since December 31, 2004, the Company and its subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, except for any tax not yet due and payable.

(ff) The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) The Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(hh) The Company has in effect insurance covering the Company and its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act, and applicable foreign securities laws.

(ii) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), no relationship, direct or indirect, exists between or among the Company, any of its subsidiaries or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, any of its subsidiaries or any affiliate of the Company, on the other hand, that would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, directly or indirectly, including through any of its subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(jj) The Company and each of its subsidiaries is not now and, after sale of the Initial Notes, as contemplated hereunder and application of the net proceeds of such sale as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) under the caption “Use of Proceeds,” will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), no holder of any Relevant Security has any rights to require registration of any Relevant Security by reason of the execution by the Company of this Agreement or any other Offering Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, or as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(ll) None of the Company, any of its subsidiaries, or any affiliate (within the meaning of Rule 144 under the Act) has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(mm) None of the Company, any of its subsidiaries or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act) or representatives directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offer and sale of the Initial Notes or in connection with Exempt Resales of the Initial Notes, or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 3 hereof, neither (i) the offer and sale of the Initial Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum nor (ii) the Exempt Resales requires registration under the Act and prior to the effectiveness of any Registration Statement, the Indenture does not require qualification under the Trust Indenture Act. No securities of the same class as the Notes have been issued and sold by the Company or any of its subsidiaries within the six-month period immediately prior to the date hereof.

(nn) The financial statements, including the notes thereto, and the supporting schedules included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries for which financial statements are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum); except as otherwise stated in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) present fairly the information therein. No other financial statements or supporting schedules are required to be included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) if the Offering Memorandum were included in a registration statement filed pursuant to the Act. The other financial and statistical information included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary

Offering Memorandum) presents fairly the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and reasonable estimates of the management of the Company and its subsidiaries.

(oo) KPMG LLP who have certified or will certify the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or to be included as part of the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), is an independent registered public accounting firm as required by the Act and the Exchange Act.

(pp) The Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) contains, if any, all pro forma and as adjusted financial information and statements which are required to be included or incorporated by reference in accordance with Regulation S-X in the Offering Memorandum if the Offering Memorandum were included in a registration statement filed pursuant to the Act. The pro forma and as adjusted financial information and statements have been properly compiled and prepared in accordance with the applicable requirements of the Act and the Exchange Act and includes all adjustments necessary to present fairly in accordance with GAAP the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The pro forma financial statements included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) have been prepared on a basis consistent with historical financial statements of the Company, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Offering Documents.

(qq) The statistical, industry-related and market-related data included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum) are based on or derived from sources which the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(rr) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

(ss) None of the Company, nor any of its respective affiliates or any person acting on its behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Notes.

(tt) With respect to those offered Initial Notes sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf

(other than the Initial Purchasers, as to whom the Company make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

(uu) The sale of the Initial Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

(vv) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Initial Notes, the application of the proceeds from the issuance and sale of the Initial Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (the “Regulations”) and neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate the Regulations.

(ww) Neither the Company nor any of its subsidiaries is, nor will any of them be, after giving effect to the execution, delivery and performance of the Offering Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their respective businesses as proposed to be conducted; (ii) unable to pay their debts (contingent or otherwise) as they mature; or (iii) insolvent. The fair value and present fair saleable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of the Company and its subsidiaries do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Immediately after the consummation of the Offering, (i) the fair value and present fair saleable value of the assets of the Company and its subsidiaries will exceed the sum of their stated liabilities and identified contingent liabilities as they become absolute and matured, and (ii) the assets of the Company and its subsidiaries will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability.

(xx) Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among the Company and its subsidiaries, and any other person that would give rise to a valid claim against the Company or any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(yy) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), none of the Company or any of its subsidiaries is in default under any of the contracts described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(zz) Neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(aaa) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Initial Notes, will not distribute any offering material in connection with the offering and sale of the Initial Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

(bbb) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation–Critical Accounting Policies” in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) accurately and fully describes, in all material respects, (i) accounting policies which the Company reasonably believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

(ccc) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company reasonably believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries taken as a whole.

(ddd) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), there are no outstanding guarantees or other contingent obligations of the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect.

(eee) [Intentionally omitted]

(fff) To the knowledge of the Company after due inquiry, the minute books and records of the Company and its subsidiaries relating to all proceedings of their respective stockholders, boards of directors, and committees of their respective boards of directors made available to Latham & Watkins LLP, counsel for the Initial Purchasers, are their original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said stockholders, boards of directors and committees since December 31, 2000 through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such stockholders, boards of directors or committees, the Company has provided Latham & Watkins LLP with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings. To the knowledge of the Company after due inquiry, all material instruments, records, agreements and other documents requested in Latham & Watkins LLP’s document request letter dated September 2, 2005 have been provided to, or made available for inspection by, Latham & Watkins LLP.

(ggg) Each certificate signed by or on behalf of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company, as the case may be, to the Initial Purchasers as to the matters covered thereby.

(hhh) The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction, between the Company, on the one hand, and the Initial Purchasers, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters), and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Initial Purchaser have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10 hereof, counsel for the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

3. Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers severally and not jointly, represents, warrants and covenants to the Company and agrees that:

(a) Such Initial Purchaser is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Initial Notes.

(b) Such Initial Purchaser (i) is not acquiring the Initial Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Initial Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and in offshore transactions in reliance upon Regulation S under the Act.

(c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Initial Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(d) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, Eligible Purchasers. Such Initial Purchaser further (i) agrees that it will offer to sell the Initial Notes only to, and will solicit offers to buy the Initial Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Reg S Investors, (ii) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, that such Initial Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A)(1) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (3) in a transaction meeting the requirements of Rule 144 under the Act, (4) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act) that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Initial Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act or (5) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel, if the Company so requests), (B) to the Company or any of its subsidiaries, (C) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) acknowledges that it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

(e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Notes.

(f) The Initial Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(g) The sale of Initial Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 10 hereof, counsel for the Company and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

4. Purchase, Sale and Delivery.

(a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Initial Notes set forth opposite the name of such Initial Purchaser on Schedule I. The purchase price for the Initial Notes will be $962.50 per $1,000 principal amount Initial Note.

(b) On the Closing Date, the Company shall deliver to the Initial Purchasers, in such denomination or denominations and registered in such name or names as the Initial Purchasers requests upon notice to the Company at least 48 hours prior to the Closing Date, (i) one or more Initial Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), having an aggregate amount corresponding to the aggregate principal amount of the Initial Notes sold pursuant to Exempt Resales to QIBs (the “Global Note”) and (ii) if any Exempt Resales are made in reliance on Regulation S, one of more Initial Notes in definitive form, registered in the name of Cede & Co., as nominee for DTC, having an aggregate amount corresponding to the aggregate amount of the Initial Notes, if any, sold pursuant to Exempt Resales in offshore transactions in reliance on Regulation S (the “Temporary Regulation S Global Note”), against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing. Such delivery of and payment for the Initial Notes shall be made at the offices of Latham & Watkins LLP, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on October 17, 2005 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the “Closing Date.” The Global Note and the Temporary Regulation S Global Note shall be made available to the Initial Purchasers for inspection not later than 4:00 p.m., New York City time, on the business day immediately preceding the Closing Date.

5. Offering by Initial Purchasers. The Initial Purchasers propose to make an offering of the Initial Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as, in the judgment of the Initial Purchasers, is advisable.

6. Agreements of the Company. The Company covenants and agrees with the Initial Purchasers that:

(a) The Company shall advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the Preliminary Offering Memorandum or the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) The Company shall, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers, and to those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

(c) The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto during such period as in the opinion of counsel for the Initial Purchasers the Preliminary Offering Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Initial Notes are outstanding unless the Initial Purchasers shall previously have been advised thereof and shall have been furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company shall promptly, upon the request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with such Exempt Resales or such market making activities.

(d) If, during the period referred to in 6(c) above, any event shall occur as a result of which, it is necessary or advisable, in the opinion of counsel for the Initial Purchasers, to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make such Preliminary Offering Memorandum or Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to an Eligible Purchaser, or if it for any other reason it shall be is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable laws, rules or regulations, the Company shall (subject to Section 6(c)) forthwith amend or supplement such Preliminary Offering Memorandum or Offering Memorandum at its own expense so that, as amended or supplemented, so that, as so amended or supplemented, such Preliminary Offering Memorandum or Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with all applicable laws, rules or regulations.

(e) The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Initial Notes for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and shall continue such qualifications in effect for as long as may be necessary to complete the Exempt Resales; provided, however, that in connection therewith neither the Company nor any of its subsidiaries shall be required to qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f) If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Company or any of its subsidiaries to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all reasonable and documented out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection herewith.

(g) The Company shall apply the net proceeds from the sale of the Initial Notes in the manner set forth under “Use of Proceeds” in the Offering Memorandum.

(h) The Company shall not voluntarily claim, and shall actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

(i) None of the Company, any of its subsidiaries or any of their respective “affiliates” (as defined in Rule 144 under the Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Initial Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Initial Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

(j) For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and not able to be sold in their entirety under Rule 144 under the Act (or any successor provision), for the benefit of holders from time to time of Initial Notes, the Company will furnish at its expense, upon request, to any holder or beneficial owner of Initial Notes and prospective purchasers of the Initial Notes, information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) Upon the occurrence of a Registrable Event (as defined in the Registration Rights Agreement), the Company shall use its commercially reasonable efforts to cause the Exchange Offer to be made in the appropriate form to permit registered Exchange Notes to be offered in exchange for the Initial Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

(l) The Company shall use its commercially reasonable efforts to comply with all of the agreements set forth in the Registration Rights Agreement and all of the agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m) The Company shall (i) permit the Notes to be included for quotation on the PORTAL market and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

(n) During the period of five years from the Closing Date, the Company shall deliver without charge to the Initial Purchasers (i) as soon as available, copies of each report and other communication (financial or otherwise) of the Company mailed to the Trustee of the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company or any of its subsidiaries may be listed (including without limitation, press releases) other than materials filed with the Commission and (ii) from time to time such other information concerning the Company and its subsidiaries as the Initial Purchasers may reasonably request.

(o) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

(p) The Company shall not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes, or take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities and the Exchange Securities contemplated hereby. Except as permitted by the Act, neither the Company nor any of its subsidiaries will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

(q) For so long as the Notes constitute “restricted” securities within the meaning of Rule 144(a)(3) under the Act, the Company shall not, and shall not permit any of its subsidiaries to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(r) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, the Company shall not, and shall not permit any of its respective “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities or the Exchange Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(s) The Company shall do and perform all things required or necessary to be done and performed under this Agreement prior to or after the Closing Date and to satisfy all conditions precedent to the delivery of the Initial Notes.

7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated (pursuant to Section 14 or otherwise, the Company agrees to pay all the following costs and expenses and all other costs, expenses, fees and taxes incident to the performance by the Company of its obligations hereunder: (i) the negotiation, preparation, printing, typing, filing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith and with the Exempt Resales; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements to any of them; (iii) the issuance, transfer and delivery of the Initial Notes to the Initial Purchaser; (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees, the cost of printing and mailing a preliminary and final Blue Sky Memorandum, and the reasonable and documented fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification); (v) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be requested for use in connection with the offering and sale of the Notes and the Exempt Resales; (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes and Trustee’s fees; (vii) the fees, disbursements and expenses of the Company’s counsel (including local and special counsel, if any) and accountants; (viii) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental “Blue Sky” memoranda and all other agreements of documents reproduced and delivered in connection with the offering of the Notes; (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Notes by DTC for “book-entry” transfer; (x) any fees charged by investment rating agencies for the rating of the Notes; (xi) the fees and expenses of the Trustee and its counsel; (xii) all expenses incurred in connection with the performance by the Company of its other obligations under this Agreement and the other Offering Documents; (xiii) the transportation and other “roadshow” expenses incurred by or on behalf of the Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; and (xiv) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market.

8. Indemnification.

(a) The Company shall indemnify and hold harmless (i) the Initial Purchasers, (ii) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable and documented attorneys’ fees and any and all expenses whatsoever actually incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or (B) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 11 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

(b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company or any controlling person, against any losses, liabilities, claims, damages and expenses whatsoever as actually incurred (including but not limited to reasonable and documented attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall such Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such

Initial Purchaser. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchasers consists solely of the material identified in Section 11 hereof. This indemnity will be in addition to any liability that the Initial Purchasers may otherwise have, including under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 8, except in the circumstances where the indemnifying party is not already a party with respect to such claim or action and the failure to give timely notice results in the forfeiture of substantive defenses by the indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise of judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the

Company, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) as incurred to which the Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Initial Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party’s not having received notice as provided in Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of the Initial Notes (net of discounts but before deducting expenses) received by the Company bear to (ii) the discounts and commissions received by the Initial Purchasers, respectively. The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Initial Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person shall have the same rights to contribution as the Initial Purchasers, and (1) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (2) the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling person shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, promptly notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective principal amount of Initial Notes purchased by each of the Initial Purchasers hereunder and not joint.

10. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Initial Notes, as provided herein, are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this Section 10 of any misstatement or omissions and to the satisfaction of the following additional conditions unless waived in writing by the Initial Purchasers:

(a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied hereunder at or prior to the Closing Date.

(b) (i) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and (ii) no stop order suspending the qualification or exemption from qualification of the Initial Notes in any jurisdiction referred to in Section 2(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) None of the issuance and sale of the Notes pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against the Company or against the Initial Purchasers relating to the issuance of the Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Offering Documents. No action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto.

(d) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects, results of operations, capital stock, or long-term debt, or a material increase in the short-term debt, of the Company or any of its subsidiaries, not contemplated by the Offering Memorandum that is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Initial Notes on the terms and in the manner contemplated by the Offering Documents, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, (iii) none of the Company or any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, that is material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that is required to be disclosed on a balance sheet or notes thereto in accordance with GAAP and is not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum, and (iv) there shall not have occurred any event or development relating to or involving the Company or any of its subsidiaries, or any of their respective officers or directors that makes any statement made in the Offering Memorandum untrue or that, in the opinion of the Company and their counsel or the Initial Purchasers and its counsel, require the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation required to be stated therein or necessary in order to make the statements made therein not misleading.

(e) At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Offering Documents, there exists no Default or Event of Default (as defined in the Indenture).

(f) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company (in their respective capacities as such), in form and substance satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b)(ii), (c), (d) and (e) of this Section 10 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

(g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and Latham & Watkins LLP, counsel for the Initial Purchasers, of Hunton & Williams LLP, counsel for the Company, to the effect set forth in Exhibit C hereto.

(h) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and Latham

& Watkins LLP, counsel for the Initial Purchasers, of Wiley Rein & Fielding LLP, special counsel for the Company, to the effect set forth in Exhibit D hereto.

(i) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and Latham & Watkins LLP, counsel for the Initial Purchasers, of Mary McDermott, Esq., general counsel for the Company, to the effect set forth in Exhibit E hereto.

(j) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from KPMG LLP, independent registered public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, customary “comfort” letters addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Offering Memorandum.

(k) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, relating to this Agreement and such other related matters as the Initial Purchasers may require.

(l) Latham & Watkins LLP, counsel to the Initial Purchasers, shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

(m) The Company shall have furnished or caused to be furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may have reasonably requested.

(n) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and the Initial Notes shall have been duly executed and delivered by the Company, and the Initial Notes shall have been duly authenticated by the Trustee.

(o) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof, and such agreement shall be in full force and effect.

(p) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall there have been any announcement of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible downgrading, or with negative implications, or direction not determined of, any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any of its subsidiaries or any securities of the Company or any of its subsidiaries by any such rating organization, and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(q) The Notes shall have been approved for trading on PORTAL.

(r) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(s) All proceedings taken in connection with the issuance of the Initial Notes and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

(t) All opinions, certificates, letters, schedules, documents or instruments required by this Section 10 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel to the Initial Purchasers. The Company shall furnish the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

11. Initial Purchasers’ Information. The Company acknowledges that the statements with respect to the offering of the Initial Notes set forth in the first sentence of the fourth paragraph, the fifth sentence of the eighth paragraph and the ninth paragraph under the heading “Plan of Distribution” in the Offering Memorandum constitute the only written information relating to any of the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum, for purposes of Sections 2(a), 8(a) and 8(b) hereof.

12. Offering of Securities; Restrictions on Transfer. Each Initial Purchaser represents and warrants as to itself only that it is a QIB. Each Initial Purchaser agrees with the Company as to itself only that (i) it has not and will not solicit offers for, or offer or sell, the Initial Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Initial Notes only from, and will offer and sell the Initial Notes only to, (A) persons within the United States whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A and (B) in the case of offers or sales outside of the United States, persons other than U.S. persons in reliance of Regulation S.

13. Survival of Representations and Agreements. The respective representations, warranties, covenants, agreements indemnities and other statements of the Company, its respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company, any of its respective officers of directors, the Initial Purchasers or any controlling person referred to in Sections 8 and 9 hereof, and (ii) delivery of and payment for the Initial Notes to and by the Initial Purchasers, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Initial Purchasers and the indemnified parties referred to in Section 8 hereof. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7, 8, 9, 13 and 14 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

14. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 8 and 9) on the Initial Purchasers’ part to the Company in the event that the Company or any of its subsidiaries have failed, refused or been unable to perform or satisfy all conditions on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date, any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 10 is not fulfilled when and as required, or if:

(i) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum;

(ii) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company’s or any of its subsidiary’s securities or for securities in general;

(iii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

(iv) a banking moratorium shall have been declared by any federal or state authority, a moratorium in foreign exchange trading by major international banks or persons shall have been declared, or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or

(v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States on or after the date hereof, or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the Initial Purchasers’ judgment, makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Initial Notes, on the terms and in the manner contemplated hereby and in the Offering Memorandum; or

(vi) any debt securities of the Company shall have been downgraded or placed on any “watch list” for possible downgrading by any “nationally recognized statistical rating organization” as defined for purposes of Rule 436(g) under the Act.

(c) Any notice of termination pursuant to this Section 14 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

(d) If this Agreement shall be terminated pursuant to Sections 14(b)(i) or (vi) hereof, or if the sale of the Initial Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all reasonable and documented out-of-pocket expenses (including the fees and expenses of the Initial Purchasers’ counsel), incurred by the Initial Purchasers in connection herewith.

(e) If on the Closing Date any one or more of the Initial Purchasers fails or refuses to purchase the Initial Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Initial Notes that such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion that the principal amount of the Initial Notes set forth opposite its name in Schedule I bears to the aggregate principal amount of the Initial Notes that all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as

Bear Stearns may specify, to purchase the Initial Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Initial Notes that any Initial Purchaser has agreed to purchase pursuant to Section 4 hereof be increased pursuant to this Section 14 by an amount in excess of one-ninth of such principal amount of the Initial Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers fails or refuses to purchase the Initial Notes and the aggregate principal amount of the Initial Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Initial Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case that does not result in termination of this Agreement, either Bear Stearns or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

15. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand-delivered, mailed by first-class mail, couriered by next-day air courier or faxed and confirmed in writing to the Initial Purchasers c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, and with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Marc D. Jaffe, telecopy number: (212) 751-4864. If sent to the Company, shall be mailed, delivered, couriered or faxed and confirmed in writing to NTELOS Holdings Corp., 401 Spring Lane, PO Box 1990, Suite 300, Waynesboro, Virginia, Attention: Michael B. Moneymaker, telecopy number: (540) 946-3595, and with a copy to Hunton & Williams LLP, Bank of America Plaza, Suite 4100, 600 Peachtree Street NE, 42nd Floor, Atlanta, Georgia, Attention: David M. Carter, telecopy number: (404) 888-4190.

16. Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and their respective successors, legal representatives and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of the controlling persons and agents referred to in Sections 8 and 9, and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, and its officers, employees and agents and any controlling person or persons referred to in Sections 8 and 9. No purchaser of Initial Notes from the Initial Purchasers will be deemed a successor, legal representative or assign because of such purchase.

17. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

19. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICT OF LAW RULES). TIME IS OF THE ESSENCE IN THIS AGREEMENT.

20. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

21. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

[Signature page to follow]

If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

NTELOS HOLDINGS CORP.

By:	/s/ James S. Quarforth
Name:	James S. Quarforth
Title:	Chief Executive Officer

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.

By:	/s/ Dominick Petrosino
Name:	Dominick Petrosino
Title:	Senior Managing Director

LEHMAN BROTHERS INC.

By:	/s/ Peter Toal
Name:	Peter Toal
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Jonathan Herbst
Name:	Jonathan Herbst
Title:	Executive Director

By:	/s/ Ashish Dafria
Name:	Ashish Dafria
Title:	Associate Director

SCHEDULE I

Initial Purchaser	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$81,000,000
Lehman Brothers Inc.	40,500,000
UBS Securities LLC	13,500,000
Total	$135,000,000